UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2019 (September 3, 2019)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, Tractor Supply Company (the “Company”) entered into a transition agreement (the “Transition Agreement”) with Steve K. Barbarick, the Company’s former President and Chief Operating Officer. Pursuant to the Transition Agreement, Mr. Barbarick has agreed to assist the Company through the first anniversary of the Termination Date (as defined below) in the transition of his responsibilities to a successor. Mr. Barbarick has also agreed to be bound by certain non-disparagement, non-competition, non-solicitation and confidentiality provisions, in each case as set forth in the Transition Agreement, and has agreed to execute a general release of claims against the Company. In exchange for the release, the restrictive covenants and his agreement to provide transition services, Mr. Barbarick will be entitled to the following: (i) one year of his base salary as in effect on August 23, 2019 (the “Termination Date”); (ii) a cash payment equal to his target bonus for fiscal year 2019; (iii) outplacement services through a provider of the Company’s choice for a period of twelve months following the Termination Date; (iv) a lump sum payment equal to four weeks of vacation time; and (iv) on the Termination Date, (a) all options and restricted stock units that are scheduled to vest in February 2020 and (b) all unvested performance share units or performance-based restricted share units for which the performance period has ended, vested as of the Termination Date. In addition, all outstanding options granted to Mr. Barbarick shall be exercisable until the earlier of (v) August 23, 2020 and (vi) the date on which such option expires in accordance with the provisions of the applicable award agreement. Mr. Barbarick will also be entitled to any pro rata bonus earned in fiscal 2019 based on the number of days in fiscal 2019 through the Termination Date.

All payments made by the Company pursuant to subsections (i) and (ii) above shall be payable over twenty-six payroll periods beginning on the first payroll period occurring thirty days following the Termination Date. In the event that Mr. Barbarick elects to continue his participation in the Company’s group medical, dental and vision plans under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for a period of up to 18 months following the Termination Date and at the conclusion of the 18-month period, the Company will pay Mr. Barbarick cash in an amount equal to six months of his COBRA premiums calculated at the time his COBRA coverage ends.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1      Transition Agreement, dated September 3, 2019, by and between Tractor Supply Company and Steve K. Barbarick.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

September 6, 2019	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated September 3, 2019, by and between Tractor Supply Company and Steve K. Barbarick